Exhibit 10.3

LEASE CRUDE OIL PURCHASE AGREEMENT

(BASIC)

Effective Date: June 1, 2017

ARP OKLAHOMA, LLC

Sypy Thomas

425 Houston St, Ste 300

Fort Worth, TX 76102

817 439-7570

sypythomas@atlasenergy.com

Dear Mr. Sypy Thomas,

This Lease Crude Oil Purchase Agreement (“Agreement”) is between Phillips 66 Company (“Buyer”) and ARP OKLAHOMA, LLC (“Seller”) and covers the sale and delivery by Seller and the purchase and receipt by Buyer of the crude oil and/or condensate (“Product”) specified below upon the following terms and conditions:

1.	TERM

This Agreement shall be effective as of the Effective Date set forth above and shall continue thereafter on a month-to-month basis until cancelled by either party upon not less than thirty (30) days’ prior written notice. Any termination shall be effective as of the last day of the month in which the termination notice was valid

2.	PRODUCT

Oklahoma Sweet Type Crude

3.	QUALITY

Typical quality consistent with the Product specified above.

4.	PRICE

Buyer will purchase the allowable marketable crude oil and/or condensate from the leases identified in the Exhibit(s) to this Agreement at the Price Schedule Description set forth in Exhibit A.

5.	QUANTITY

Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of Seller’s owned or controlled interest in the production from the leases identified in the Exhibit(s) to this Agreement.

6.	PAYMENTS

On or before the fifteenth (15th) day of the month following the month of delivery, Buyer shall render to Seller a statement showing total net quantity of Product purchased hereunder during the month of delivery. Except as provided in Section 7 below, Buyer shall pay for such Product on or before the twentieth (20th) day of the month following the month of delivery.

7.	DIVISION ORDER

(a) Buyer will hold the basic division order for each of the leases identified in the Exhibit(s) to this Agreement and will tender payments to interest owners in a manner consistent with division order executed by such interest owners. Seller shall: (i) furnish, at its expense, evidence of title reasonably acceptable to Buyer; (ii) provide to Buyer the names, social security numbers or tax identification numbers and current mailing addresses of all interest owners; (iii) indemnify Buyer from all liability resulting from payments made to interest owners identified by Seller pursuant to clause (ii) above including, but not limited to, attorney fees incurred by Buyer or judgments affecting Buyer in connection with any suit in respect of ownership of interests in any of the leases identified in the Exhibit(s) to this Agreement; and (iv) indemnify Buyer from all liability for interest on any payment withheld as permitted by this Agreement or applicable law or because, in the reasonable opinion of Buyer, title to an interest is not marketable.

(b) As used in clause (a)(i), above, the term “evidence of title reasonably acceptable to Buyer” may include a Division Order Title Opinion (and any necessary supplements thereto) prepared on the basis of an attorney’s examination of (i) complete abstract coverage of the lands included in the subject lease from the inception of title to a time subsequent to the date of the first delivery of the Product purchased by Buyer under this Agreement, certified by a bonded abstractor authorized to do business in the county or counties in which the lands are located, (ii) complete copies of the subject leases(s), together with receipts showing the proper payment of all delay rentals previously due and payable, and/or (iii) copies of all spacing, unitization, or other conservation orders affecting the subject lease(s), and/or such other evidence of title to said land or the production therefrom as may be reasonably required by Buyer. On or before the date that the Product is first delivered to Buyer hereunder, Seller shall provide such evidence of title to Buyer at the following address:

Phillips 66 Company

Division Order Dept.

P.O. Box 5400

Bartlesville, OK 74005-5400

(c) Notwithstanding anything to the contrary in this Agreement, with respect to payables, Buyer shall have the right to (i) withhold payment to any interest owner(s) until the total amount owed equals $25, or until 12 months’ proceeds have accumulated, whichever occurs first, or as prescribed by applicable law; or (ii) initiate an action in the nature of interpleader with respect to any interest in dispute and may deposit payments in dispute with the court. If any interest has been suspended for more than 12 months, and in any event upon expiration or termination of this Agreement, Buyer shall have the right to tender any suspended payments in its possession directly to Seller which shall constitute full satisfaction of Buyer’s obligations with respect to such payments and in such case, Seller shall be solely responsible for remitting payment to the relevant interest owner(s).

8.	TAXES

Buyer will collect, pay and report all applicable state taxes or fees as required by law on severance or production of the Product as the first purchaser of the Product. Buyer will report and, if required, withhold federal tax, on form 1099 or form 1042-s on the applicable royalty and interest owners paid by Buyer, based upon the information provided in the division order. If applicable, Buyer will also report, and if required, withhold state withholding tax on the royalty and/or interest owners paid by Buyer.

Seller acknowledges and agrees that it has an ongoing duty to promptly inform Buyer in writing (which may be sent electronically to the relevant Buyer email address set forth in Section 18) of any tax rate, tax incentive rate and/or tax exemption status (collectively referred to herein as “Tax Information”) applicable to the sale of the Product which is the subject of this Agreement. Seller agrees to hold Buyer harmless for any losses or costs Buyer incurs as a result of misinformation and/or failure to promptly apprise Buyer of the relevant Tax Information or any changes thereto.

9.	DELIVERY

Title to all Product sold and delivered to Buyer hereunder shall pass from Seller to Buyer as such Product passes the outlet flange of Seller’s tankage on the lease or leases from which such Product is being purchased. Buyer agrees to promptly take delivery of the Product upon availability from Seller’s tanks or through a pipeline. If Buyer takes delivery by a third party common carrier, Buyer shall promptly notify Seller of the carrier’s name and address.

10.	WARRANTY AND INDEMNITY

Seller warrants title, free and clear of all taxes, liens and encumbrances, to the Product delivered hereunder and warrants that Product has been produced, handled and transported to the delivery point in accordance with the laws, rules and regulations of all applicable local, state or federal authorities. Seller warrants that the Product delivered hereunder is not contaminated by chemicals foreign to virgin crude oil and/or condensate including, but not limited to, chlorinated and/or oxygenated hydrocarbons. Without prejudice to any other remedy available to Buyer, Buyer may reject Product which is found to be so contaminated, and may return contaminated Product to Seller at Seller’s expense, even after delivery to Buyer.

11.	MEASUREMENT AND TESTS

Quantities of the Product delivered hereunder shall be delivered from tank gauges on 100% tank table basis, or by the use of mutually acceptable automatic measuring equipment. Volume and gravity (API) of said quantities shall be corrected for temperature to 60 degrees Fahrenheit in accordance with the latest – A.S.T.M.-I.P. Petroleum Measurement Tables. Product delivered hereunder shall be merchantable and acceptable to the carriers involved. Full deduction shall be made for all BS&W content as determined by tests conducted according to the latest A.S.T.M. standards. Each party shall have the right to have a representative present to witness all gauges, tests and measurements; however, in the absence of either party’s representative, the gauges, tests and measurements of the testing party shall be deemed to be correct.

12.	ASSIGNMENT

Neither party shall have the right to assign this Agreement without the prior written consent of the other party which shall not be unreasonably withheld.

13.	FORCE MAJEURE

Neither party shall be liable to the other for failure to perform any other obligations herein imposed for the time and to the extent such failure is occasioned by an event or circumstance which prevents one party from performing its obligations under this Agreement, which event or circumstance was not anticipated as of the Effective Date of this Agreement, which is not within the reasonable control of, or the result of the negligence of, the claiming party, and which, by the exercise of due diligence, the claiming party is unable to overcome or avoid or cause to be avoided (each, a “Force Majeure Event”).

The affected party (“Affected Party”) must give the other party prompt written notice of the Force Majeure Event stating the nature of the condition and when the condition began and must make commercially reasonable attempts to ameliorate, avoid or remove the effects of the Force Majeure Event and continue performance under this Agreement as soon as possible. During such Force Majeure Event, both parties shall be excused from the performance of its obligations under this Agreement (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure Event). The Affected Party must notify the other party when the Force Majeure Event no longer affects its ability to perform under this Agreement. Notwithstanding any provision in this Agreement to the contrary, in no event will a Force Majeure Event extend the term of this Agreement beyond the then-effective Term.

14.	HAZARDOUS OR UNSAFE CONDITIONS

Seller shall inform Buyer if any Product has detectable levels of hydrogen sulfide gas (H2S). Buyer may refuse to purchase Product from any lease location that Buyer determines to be dangerous, hazardous, or unsafe. Purchases will not resume until such concerns are addressed and repaired to the satisfaction and approval of Buyer. If such hazardous/unsafe conditions are not addressed and remediated to the satisfaction of Buyer, Buyer may terminate this Agreement with immediate effect and without penalty.

15.	LOGISTICS

Buyer’s designated transporter is:

Name of Transporter	Email	Contact Phone No.
Sentinel Dispatch:	www.crudeoildispatch.com	800-814-1259 ext. 290
Route 3, Box 116,
Hennessey, Oklahoma 73742

Seller shall notify Buyer when the Product is ready to be transported.

16.	TAXING AUTHORITY

For deliveries in the States listed below. Seller shall advise the applicable state taxing authority that the Buyer is

For Oklahoma deliveries, Seller shall advise the Oklahoma Tax Commission that the oil purchaser is:

Phillips 66

Purchaser # 22985

Federal Tax ID# 37-1652702

17.	NOTICES

All notices required or permitted to be given under this Agreement shall be in writing and deemed to be properly given if (a) delivered in person, or (b) sent by facsimile (provided that a positive transmittal sheet is generated and able to be provided), or (c) sent by United States certified mail with first class postage prepaid, or (d) delivered by private, prepaid courier, and addressed to the appropriate party. A party may change its address by providing written notice to the other Party, or to such other address as a party shall from time to time designate. The notice details of the parties are as follows:

If to BUYER:

Phillips 66

ATTN: CONTRACTS

201 NW 63RD St., Suite 300

Oklahoma City, OK 73116

Fax: 405-879-4855

If to SELLER:

As set forth at the beginning of this Agreement

18.	BUYER CONTACTS

	Name	Phone	Fax
Division Order Contact:	Vicki Catlin (OK & KS)	(918) 977-6839	(918) 977-6006
	Greg Buie	(918) 977-5784	(918) 977-6007
	Pam Blake	(918) 977-5204	(918) 977-9007
Regulatory Issues:	Alex Leitch, Kansas/OK	(918) 977-4359	(918) 977-8084
	Kelsey Salinas	(918) 977-7382
Owner Relations:	Royalty Interests Questions	A-K:(918) 977-6004	a-koru@p66.com
		L-Z: (918) 977-6004	l-zoru@p66.com
	Operator Questions Only	(918) 977-6030

19.	GOVERNING LAW/VENUE

This Agreement will be governed and construed in accordance with the laws of the State of Texas except for any choice of law requirement that otherwise may apply the law from another jurisdiction. Any dispute relating to, arising out of, or connected with this Agreement shall be exclusively filed and maintained in a State or Federal court located in Houston, Harris County, Texas.

20.	SANCTIONS AND CONFLICT OF INTEREST

Sanctions. If either party or its owner(s) is or becomes identified on any government export denial, blocked, debarred, “Specially Designated National”, or other similar list, the other party may terminate this agreement immediately upon written notice. Each party shall be excused from performance of any obligation under this agreement if such performance is prohibited under sanctions laws. Each party agrees to Indemnify the other for any fines, penalties, claims, losses, damages, costs (including legal costs), expenses, and liabilities that may arise as a result of the indemnifying party’s breach of its obligations under these clauses.

Conflict of Interest. Neither party shall directly or indirectly, pay salaries, commissions, or fees, or make payments or rebates to employees or officers of the other Party, nor favor employees, officers, or the designees thereof of the other party with gifts or entertainment of unreasonable cost or value, or with services or goods sold at less than full market value, or enter into business arrangements with employees or officers of the other party, unless such employees or officers are acting as representatives of the other party.

Order of Preference. In the event of a conflict between this section and any other provision, the terms of this section shall prevail.

21.	GTCs

All quantity and quality determinations shall be made in accordance with Phillips 66 Company’s Quality Determination Guidelines (2014) (“Measurement Guidelines”). ConocoPhillips Company’s General Provisions for Domestic Crude Oil Agreements, issued as of January 1, 1993, and amended as of August 1, 2009 (“GTCs”) shall apply to this Agreement. The specific terms set forth in this Agreement, the GTCs and the Measurement Guidelines contain the entire agreement of the parties with respect to this transaction and no other promises, representations or warranties have been made by Seller or Buyer. In the event of a conflict between the Measurement Guidelines, the GTCs and/or this Agreement, the Measurement Guidelines shall govern unless specifically identified and negated in this Agreement. In the event of a conflict between the GTCs and this Agreement, this Agreement shall govern.

22.	IMAGED AGREEMENT/METHOD OF EXECUTION

This Agreement may be scanned and stored electronically, or stored on computer tapes and disks, as may be practicable (“Imaged Agreement”). The Imaged Agreement, if introduced as evidence on paper, in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall object to the admissibility of any Imaged Agreement (or photocopies of the transcription of such Imaged Agreement) on the basis that such were not originated or maintained in documentary form under either the hearsay rule, the best evidence rule or other rule of evidence. However, nothing herein shall be construed as a waiver of any other objection to the admissibility of such evidence.

This Agreement may be delivered via facsimile or email/pdf, it being the express intent of the Parties that such Agreement delivered via facsimile or email/pdf shall have the same force and effect as if it was an original.

23.	GOVERNMENTAL OR REGULATORY REQUIRED PRICE ADJUSTMENTS

Buyer and Seller agree that notwithstanding anything to the contrary in the Agreement, in the event that any governmental or regulatory entity (howsoever defined or described) exercising, or entitled or purporting to exercise, any administrative, executive, Judicial, legislative, regulatory or taxing authority or power over the parties and/or the transaction which is the subject of the Agreement, requires that Buyer make payments at a price higher than that which is stated in the Agreement, Seller agrees to make Buyer whole by reimbursing Buyer for the difference along with any associated penalties or interest payments required to be made by Buyer. Reimbursements for price differences shall be deducted by Buyer as a credit against any future payments to Seller or, at Buyer’s option, payable by Seller within ten (10) business days after receipt of Buyer’s invoice. Reimbursements for penalties or interest shall be payable by Seller within ten (10) business days after receipt of Buyer’s invoice.

24.	MISCELLANEOUS.

Effective January 1, 2015, Phillips 66 Company has implemented a new system which has changed the way Seller’s new lease numbers look. Sellers will still be able to use their existing owner numbers, as well as facility numbers in any place that have been used before. In the event of questions, please contact your Owner Relations representative.

This Agreement memorializes the understanding previously reached between the parties with respect to the purchase of crude oil set forth above. Please sign and send this Agreement back to us by US mail, email/PDF, fax or courier. However, if we do not receive a countersigned Agreement from you within FIVE (5) business days from the date of this Agreement, we shall assume your acceptance of the terms herein.

Best regards,
PHILLIPS 66 COMPANY

/s/ Danny Rodriguez
Danny Rodriguez
Lease Representative
Mobile (405) 476-8958
Work (405) 879-4831
Fax (405) 879-4855
Danny.R.Rodriguez@P66.com

Agreed:	WD
ARP OKLAHOMA, LLC

By:	/s/ Sypy Thomas
Name:	Sypy Thomas
Title:	VP, Midstream & Marketing

Phillips 66 and ARP OKLAHOMA LLC

PRA Operator Number: P70065878

BASIC

EFF 6/1/17

Lease Name	Delivery Network	Venture	P66 Contract	Section	Township	Range	Price Quote	Transportation Differential	Transporter	County	State
JACKDAW 2-10	5016007	V09064	102144	10	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
JACKDAW 3-10	5017303	V09087	102144	10	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
MAGPIE 2-2H	5016045	V09065	102144	SW2	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
MAGPIE 3-2H	5017004	V09084	102144	2	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
PUFFIN 2-8H	5016648	V09078	102144	8	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
ROADRUNNER 1-12H	5020115	V20292	102144	12	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
STORK 1-5	5015126	V09059	102144	5	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
STORK 2-5H	5016647	V09077	102144	5	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
WARBLER 1-9	5015089	V09057	102144	9	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
WARBLER 2-9H	5017348	V09088	102144	9	25N	9W	PSX_OK+ARGP+	-1.75	SENTINEL	ALFALFA	OK
BANDIT 1-17	5016271	V09067	100677	17	24N	8W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ODIE 1-4	5015355	V09060	100677	4	24N	8W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ODIE 2-4H	5017076	V09085	100677	4	24N	8W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
OTTERHOUND 3-8H	5016272	V09068	100677	8	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
OTTERHOUND 4-8H	5018386	V09111	100677	8	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
OTTERHOUND 5-8H	5018385	V09110	100677	8	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
OTTERHOUND 6-8H	5020264	V20345	100677	5	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
OTTERHOUND 7-8H	5020265	V20344	100677	5	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
RASCAL 1-9	5015791	V09061	100677	9	24N	8W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
RASCAL 2-9	5017086	V09086	100677	5	24N	8W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ROTTWEILER 1-7H	5019037	V19125	100677	9	24N	8W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ROTTWEILER 2-7H	5020534	V20489	100677	7	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ROTTWEILER 3-7H	5020536	V20490	100677	7	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
RUFF 1-5	5015792	V09062	100677	4	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
SALUKI	5010796	V09037	100677	4	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
SALUKI 2-4H	5016649	V09079	100677	4	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
SALUKI 3-4H	5017472	V09094	100677	4	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
SALUKI 4-4H	5018161	V09103	100677	9	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ST BERNARD 4-9H	5018162	V09104	100677	9	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ST BERNARD 5-9	5019793	V19855	100677	9	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ST. BERNARD	5011050	V09038	100677	9	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
ST. BERNARD 3-9H	5017473	V09095	100677	9	24N	7W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
TRAMP 1-7	5015793	V09063	100677	7	24N	8W	PSX_OK+ARGP+	-1.25	SENTINEL	GARFIELD	OK
AFGHAN #1-16H	5012258	V09040	102144	16	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
AFGHAN 2-16H	5016999	V09083	102144	16	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
AFGHAN 3-16H	5017620	V09098	102144	16	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
AFGHAN 4-16H	5018438	V09112	102144	16	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
BEAGLE 1-36H	5013025	V09041	102144	36	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
BLOODHOUND 1-35H	5013026	V09042	102144	35	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
BLOODHOUND 2-35H	5017827	V09100	102144	35	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
BLOODHOUND 3-35H	5020080	V20083	102144	35	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
BLOODHOUND 4-35H	5019038	V19528	102144	35	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
BULLDOG 2-19H	5017442	V09090	102144	19	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
CHOW CHOW 1-30	5013027	V09044	102144	30	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
CHOW CHOW 2-30H	5016641	V09076	102144	30	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
CHOW CHOW 3-30H	5017470	V09092	102144	30	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
CHOW CHOW 4-30H	5018233	V09106	102144	30	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
COLLIE 3-18H	5017941	V09102	102144	18	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
DACHSHUND 1-9H	5017641	V09107	102144	9	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
DALMATION 2-24H	5016650	V09080	102144	24	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
ESKIMO 1-29H	5013029	V09046	102144	29	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
GREYHOUND 1-31	5013030	V09047	102144	31	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
GREYHOUND 2-31H	5016640	V09075	102144	31	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
GREYHOUND 3-31H	5017471	V09093	102144	31	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
GREYHOUND 4-31H	5018232	V09105	102144	31	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
KEESHOND 2-22H	5017593	V09096	102144	22	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
LHASA APSO 1-20	5013033	V09050	102144	20	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
LHASA APSO 2-20	5016574	V09073	102144	20	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
LHASA APSO 3-20H	5019909	V20034	102144	20	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
LOWCHEN 3-23H	5016402	V09072	102144	23	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
MALTESE 2-29H	5017677	V09099	102144	29	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
MALTESE 3-29H	5019357	V19529	102144	29	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
MANCHESTER 2-17H	5016639	V09074	102144	17	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
NEW FOUNDLAND 2 7H	5017424	V09089	102144	7	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
NEWFOUNDLAND 1-7	5012526	V09114	102144	7	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
NEWFOUNDLAND 3	5017926	V09101	102144	7	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
NEWFOUNDLAND 4 7H	5018259	V09109	102144	7	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
PINSCHER 1-16H	5018258	V09108	102144	16	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
POMERIAN 1-28H	5016273	V09070	102144	28	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
POODLE 2-25H	5016651	V09081	102144	25	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
POODLE 3-25H	5019999	V20060	102144	24	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
PUG 1-26	5013037	V09071	102144	26	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
PUG 2-26H	5019036	V19527	102144	26	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
RUBY 2-18H	5017443	V09091	102144	18	25N	7W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
SHARPEI 1-20H	5013038	V09055	102144	20	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
TERRIER 2-21H	5016652	V09082	102144	21	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
TERRIER 3-21H	5017651	V09097	102144	21	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
TERRIER 4-21H	5018439	V09113	102144	21	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK
WHIPPET 1-10H	5013040	V09069	102144	30	25N	8W	PSX_OK+ARGP+	-1.75	SENTINEL	GRANT	OK

Price Schedule Description

* PRA P66 CENTRAL OK SWEET + ARG P+*

AKA P66's Central Oklahoma Sweet posting price plus the monthly average of the Argus Trading Month

Price Plus differentials (Argus P+)

The price calculated by adding OPIS Published Phillips 66's daily posting quoted price for CENTRAL OK SWEET for the month of delivery and Argus Americas Crude's daily index quoted price for WTI P + WIFFWTDAVG for the average of the 26th calendar day of the month 2 months prior to delivery through the 25th of the month prior to delivery